UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2025

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove London United Kingdom		W6 7AP
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 3 ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, Silence Therapeutics plc (the “Company”) announced that Craig Tooman, who has served as the Company’s President, Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”) since 2022, agreed by mutual consent to end his employment with the Company and step down from the Board effective December 14, 2025 (the “Effective Date”).

The Company and Mr. Tooman intend to enter into a separation agreement (the “Separation Agreement”), which will provide for the terms of Mr. Tooman’s separation from employment. The Company will file an amendment to this Current Report on Form 8-K to update this disclosure after the terms of the Separation Agreement are finalised.

Appointment of Principal Executive Officer

On the Effective Date, Iain Ross, Chairman of the Company’s Board, was appointed as interim principal executive officer of the Company, effective immediately. The biography for Mr. Ross is contained in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on May 16, 2025. The terms of Mr. Ross’ additional compensation for service as principal executive officer, in addition to his current role as Chairman of the Board, have yet to be determined. The Company will file an amendment to this Current Report on Form 8-K when such compensation has been determined.

Appointment of Director

On the Effective Date, upon the recommendation of the Nominations Committee, the Board appointed James Ede-Golightly to serve as a director of the Company, effective immediately. In accordance with the Company’s articles of association, Mr. Ede-Golightly will serve for an initial term expiring at the end of the Company’s 2026 annual general meeting and expects to stand for re-appointment at the 2026 annual general meeting. Mr. Ede-Golightly has not been appointed to a committee of the Board at this time.

Mr. Ede-Golightly, age 46, previously served a member of the Board from April 2019 to June 26, 2025. He currently serves as Chairman of Oxehealth Ltd, EBP Holdings Ltd and ORA Global Ltd. Among other directorships, Mr. Ede-Golightly is also Non-Executive Director of Gulfsands Petroleum Plc and C4X Discovery Holdings Ltd. Mr. Ede-Golightly was a founder of ORA Capital Partners in 2006, having previously worked as an analyst at Merrill Lynch Investment Managers and Commerzbank. Mr. Ede-Golightly is a CFA Charterholder and holds an M.A. degree in economics from Cambridge University.

The terms of Mr. Ede-Golightly’ compensation for service as a director have yet to be determined. The Company will file an amendment to this Current Report on Form 8-K after the terms of the compensation have been finalised.

The Company also intends to enter into a standard form of deed of indemnity with Mr. Ede-Golightly in connection with his appointment to the Board, the form of which was previously filed by the Company as Exhibit 10.7 to the Company’s Registration Statement on Form F-1 (File No. 333-248203), filed with the Securities and Exchange Commission on August 20, 2020.

There is no arrangement or understanding between Mr. Ede-Golightly and any other person pursuant to which Mr. Ede-Golightly was selected as a director of the Company, and there is no family relationship between Mr. Ede-Golightly and any of the Company’s other directors or executive officers. Mr. Ede-Golightly does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release announcing the executive changes discussed above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silence Therapeutics plc

Date: December 15, 2025	By:	/s/ Rhonda Hellums
Name: Rhonda Hellums
Title: Chief Financial Officer